EXHIBIT 5.1



                                  LEGAL OPINION

                      [RICHARDSON & ASSOCIATES LETTERHEAD]


                                October 21, 2005


MachineTalker, Inc.


Re: MachineTalker, Inc. - Validity of Issuance of Shares

Ladies and Gentlemen:

We have acted as special counsel to you in connection with the registration on Form SB-2 under the Securities Act of 1933, as amended ("Registration Statement"), of a total of 73,367,050 shares (the "Shares") of the Common Stock of MachineTalker, Inc., par value $0.001 per share. You have requested our opinion in connection with the registration of the Shares covered by the Prospectus (the "Prospectus"). In connection with our acting as counsel, we have examined the laws of the State of Delaware together with certain other documents and instruments prepared on behalf of MachineTalker, Inc. as we have deemed necessary and relevant in the preparation of our opinion as hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents to all documents submitted to us as certified, conformed or photostatic copies of originals, the authenticity of such latter documents, and the proper execution, delivery and filing of the documents referred to in this opinion.

Based upon the foregoing, we are of the opinion that the Shares sold by the Selling Securityholders pursuant to the terms of the Prospectus have been duly created and have been and will be validly issued shares of the Common Stock, par value $0.001 per share, of MachineTalker, Inc. Upon payment for the Shares and full compliance with all of the terms and conditions relating to the issuance of the Shares set forth in the Prospectus, the Shares will be fully paid and non-assessable.

For the purposes of this opinion, we are assuming that the appropriate certificates are duly filed and recorded in every jurisdiction in which such filing and recordation is required in accordance with the laws of such jurisdictions. We express no opinion as to the laws of any state or jurisdiction other than Delaware.

We consent to the use of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name in the Registration Statement and the Prospectus, which is a part of said Registration Statement.

Respectfully submitted,
/s/Mark J. Richardson
Mark J. Richardson for
Richardson & Associates